UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

Servotronics, Inc.
(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059-0300
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition

On May 15, 2008 Servotronics, Inc. issued a press release announcing its financial results for the period ended March 31, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in Items 2.02 and 9.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Servotronics, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.                      Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

    99.1    Servotronics, Inc. Press Release issued on May 15, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: May 16, 2008	By:	/s/ Cari L. Jaroslawsky
Cari L. Jaroslawsky
Chief Financial Officer

Exhibit Index

Exhibit No.                                Description

  99.1                                      Servotronics, Inc. Press Release issued on May 15, 2008.

	[Servotronics, Inc. Letterhead]	Exhibit 99.1

May 15, 2008	SERVOTRONICS, INC. (AMEX– SVT) ANNOUNCES RECORD

1ST QUARTER RESULTS FOR 2008

Elma, NY – Servotronics, Inc. (AMEX – SVT) reported record net income of $853,000 (or $0.44 per share – Basic, $0.40 per share Diluted) on record revenues of $8,985,000 for the first quarter ended March 31, 2008 as compared to net income of $204,000 (or $0.10 per share Basic and Diluted) on revenues of $6,530,000 for the comparable period ended March 31, 2007.  The Company attributes the increased revenue and net income to increased shipments at both the Advanced Technology Group (ATG) and its Consumer Products Group (CPG) and aggressive cost containment.  Both groups develop and sell proprietary products for both commercial and Government applications.  Government contracts, especially at the CPG, continue to be volatile from time to time and may vary significantly from reporting period to reporting period.  SVT proprietary products continue to be developed for current and new customers in a wide range of applications.

The ATG primarily designs, develops and manufactures servo control and other components for various commercial and government applications (i.e., aircraft, jet engines, missiles, manufacturing equipment, medical, etc.). The CPG designs and manufactures cutlery, bayonets, machetes and combat, survival, sporting, agricultural, and pocket knives for both commercial and government applications – domestic and foreign.

SVT is continuing its aggressive business development efforts in both the ATG and CPG.  New products and modifications of existing products are continuing at an aggressive pace.  Consistent with the approved practice, all developmental costs are expensed as they are incurred.  In some cases there is a significant time period before the SVT developed products enter the production phase and the full benefits thereof are experienced.

As previously reported on January 31, 2008, the Company announced that its Board of Directors declared a $0.15 per share cash dividend. The dividend was paid on March 14, 2008 to shareholders of record on February 20, 2008. This dividend does not represent that the Company will pay dividends on a regular or scheduled basis.

FORWARD-LOOKING STATEMENTS

Certain paragraphs of this release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as those pertaining to the Company's expectation of new business and success in its entry into new product programs. Forward-looking statements involve numerous risks and uncertainties. The Company derives a material portion of its revenue from contracts with agencies of the U.S. Government or their prime contractors. The Company's business is performed under fixed price contracts and the following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: uncertainties in today's global economy and global competition, difficulty in predicting defense appropriations, the vitality and ability of the commercial aviation industry to purchase new aircraft, the willingness and ability of the Company's customers to fund long-term purchase programs, and market demand and acceptance both for the Company's products and its customers' products which incorporate Company-made components. The success of the Company also depends upon the trends that affect the national and international economy. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The Company assumes no obligation to update forward-looking statements.

SERVOTRONICS, INC. (SVT) IS LISTED ON THE AMERICAN STOCK EXCHANGE.